Exhibit 99.1

Contacts:
J. Jay Lobell Chief Executive Officer & Secretary Paramount Acquisition Corp. (212) 554-4522 jlobell@paramountbio.com	Stephanie Carrington / Elizabeth Scott The Ruth Group 646-536- 7017 / 7014 scarrington@theruthgroup.com escott@theruthgroup.com

Chem Rx Reports Second Quarter 2007 Results

        New York, N.Y., September 10, 2007—Paramount Acquisition Corp. (OTCBB: PMQC, PMQCU, PMQCW; "Paramount"), a special purpose acquisition corporation, announced that Chem Rx, a major privately-owned long-term care pharmacy, today reported financial results for its second quarter ended June 30, 2007.

        Paramount previously announced its proposed acquisition of Chem Rx in a press release dated June 4, 2007, which is available as part of the Current Report on Form 8-K originally filed with the SEC on June 4, 2007.

Second Quarter 2007 Highlights

        Financial results for the quarter ended June 30, 2007 as compared with the same prior-year period:

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  Sales were $79.2 million as compared with $65.1 million, representing 22% year-over-year growth and 9% growth over the first quarter of 2007.

  •
  Adjusted EBITDA was $6.9 million as compared with $5.6 million, representing 22% year-over-year growth and 25% growth over the first quarter 2007.

        Jerry Silva, R. Ph, President and CEO of Chem Rx, commented, "We're very pleased with our second quarter results and believe the company has taken great strides this year. The first half of this year we have focused on the solidification and growth of our New Jersey and Pennsylvania facilities and have implemented new IT systems, including the initial roll-out of our Pharmacy Plus™ electronic ordering system."

        J. Jay Lobell, CEO of Paramount Acquisition Corp., said "Chem Rx continues to execute on its growth strategy, ramping up its New Jersey facility from 1,800 beds to over 6,800 beds in the first half of 2007. This ability to grow organically is driven by Chem Rx's superior service and excellent reputation in the industry."

        Earnings before interest, income taxes, depreciation and amortization ("EBITDA") for the second quarter of 2007, before giving effect to the deconsolidation adjustments and other special item adjustments discussed below, were $6.9 million versus $4.9 million in the second quarter of 2006. Adjusted EBITDA for the second quarter of 2007, which gives effect to the deconsolidation adjustments and other special item adjustments, was $6.9 million as compared to $5.6 million in the second quarter of 2006.

Chem Rx Outlook and Guidance

        "Chem Rx has exceeded revenue expectations through strong growth in our New Jersey facility and expects further revenue strength coming from our New Jersey, Pennsylvania, and recently announced Albany facility opening," said Silva. "Integration of our Pennsylvania facility has taken longer than previously expected, although we expect it to turn the corner on profitability by the end of the year. Likewise, the new Albany facility is expected to contribute to sales but slightly dampen EBITDA margin in 2007. We are raising our revenue guidance in 2007 to a range of $315-$320 million from $300 million previously and our 2008 revenue guidance to $360 million from $350 million previously. We expect 2007 Adjusted EBITDA in a range of $27-$28 million and 2008 Adjusted EBITDA of $33 million."

Discussion of Financial Presentation, Adjustments, and Other Special Items

        The accompanying combined financial statements include the accounts of B.J.K. Inc. d/b/a Chem Rx ("BJK" or "Chem Rx"), Chem Rx/Salerno's, LLC ("Salerno's"), Chem Rx New Jersey, LLC ("Chem Rx N.J.") and 750 Park Place Realty Co., LLC ("750 Park Place"), a variable interest entity under common ownership. As a result of the adoption of the provisions of the Financial Accounting Standards Board ("FASB") Interpretation No. 46 ("FIN 46 (R)"), "Consolidation of Variable Interest Entities, an interpretation of the provisions of ARB No. 51", 750 Park Place has been consolidated with BJK, and Salerno's has been combined with Chem Rx N.J. These entities are collectively referred to as the "Company." All material intercompany accounts and transactions have been eliminated in combination.

        To facilitate comparisons and to enhance understanding of core operating performance, the discussion that follows includes financial measures that are adjusted from the comparable amount under Generally Accepted Accounting Principles in the United States ("GAAP") to exclude the impact of the other special item adjustments described elsewhere herein. For a detailed presentation of reconciling items, please refer to the Company's income statement included in this press release.

        EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization. The calculation of Adjusted EBITDA is determined by adding back to reported EBITDA any expenses that are either one-time in nature or are not reasonably anticipated to recur following the completion of the transaction between Paramount and Chem Rx and also adding back any recurring profit streams not captured in income (loss) from operations that are reasonably expected to recur. Chem Rx management believes that certain investors find Adjusted EBITDA to be a useful tool for measuring recurring profitability of operations and also Chem Rx's ability to service debt, which are the primary purposes for which Chem Rx's management uses this financial measure.

        The deconsolidating adjustments detailed below account for the economic separation of the operations of the Company from 750 Park Place, the holding company that owns the facility out of which Chem Rx runs its Long Beach, New York operations. 750 Park Place is majority-owned by Jerry Silva and members of the Silva family. The deconsolidating adjustments to EBITDA shown consist broadly of rent expense that is paid from Chem Rx to 750 Park Place along with any administrative and other non-cash expenses allocations associated with 750 Park Place.

        The other special item adjustments consist of those excess salaries paid over senior management's pro forma contractual levels, certain non-recurring and non-business related charges (including those related to the transaction between Chem Rx and Paramount), and a reclassification of recurring streams of operations-related revenue not included in income (loss) from operations.

B.J.K., INC. d/b/a CHEMRX AND SUBSIDIARIES AND AFFILIATES

CONDENSED COMBINED STATEMENTS OF INCOME

June 30, 2007 and 2006

$ in thousands (Unaudited)

	6 months ended		3 months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
NET SALES	$152,048	$127,678	$79,246	$65,062
COST OF SALES	111,972	94,270	58,334	48,040

GROSS PROFIT	40,076	33,408	20,912	17,022

OPERATING EXPENSES
Selling, general and administrative expenses	28,678	23,728	14,535	12,404

INCOME FROM OPERATIONS	11,398	9,680	6,377	4,619

OTHER INCOME (EXPENSES)
Interest income	10	22	8	7
Interest expense	(1,287)	(552)	(713)	(278)
Key man life insurance	—	10,000	—	—
Other income, net	374	312	156	128

TOTAL OTHER EXPENSES	(902)	9,782	(550)	(143)

INCOME BEFORE MINORITY INTEREST AND PROVISION FOR INCOME TAXES	10,496	19,462	5,827	4,475
MINORITY INTEREST	(541)	(580)	(266)	(288)

INCOME BEFORE PROVISION FOR INCOME TAXES	9,955	18,882	5,562	4,187
PROVISION FOR INCOME TAXES	(177)	(191)	(88)	(94)

NET INCOME	$9,778	$18,691	$5,474	$4,094

Reconcoliation to Adjusted EBITDA
Income from Operations	$11,398	$9,680	$6,377	$4,619
Add: Depreciation & Amortization	959	556	516	288

EBITDA	$12,358	$10,236	$6,893	$4,906

Deconsolidating Adjustments for 750 Park Place
Less: Rent Expense Payable to 750 Park Place	$(750)	$(750)	$(375)	$(375)
Add: 750 Park Place COGS & SG&A	37	32	18	16
Less: 750 Park Place Depreciation & Amortization	(29)	(29)	(14)	(14)

Total Deconsolidating Adjustments	$(742)	$(747)	$(371)	$(374)

Other Special Item Adjustments
Add: Non-recurring Expenses	$446	$1,950	$223	$975
Add: Recurring Other Income	374	312	156	128

Total Other Special Item Adjustments	$820	$2,262	$379	$1,103

Adjusted EBITDA	$12,436	$11,751	$6,901	$5,636

ABOUT CHEM RX

        Founded more than 40 years ago, Chem Rx is a major, privately-owned long-term care pharmacy serving the New York City metropolitan area, as well as parts of New Jersey, upstate New York, and Pennsylvania. Chem Rx's client base includes skilled nursing facilities and a wide range of other long-term care facilities. Chem Rx provides to more than 61,000 residents prescription and non-prescription drugs, intravenous medications, durable medical equipment items and surgical supplies. Chem Rx's website address is www.chemrx.net.

ABOUT PARAMOUNT ACQUISITION CORP.

        Paramount Acquisition Corp. is a special purpose acquisition corporation that was formed for the specific purpose of effecting a merger, capital stock exchange, asset acquisition, or other similar business combination with an operating business in the healthcare industry. Paramount raised net proceeds of approximately $53 million through its initial public offering consummated in October 2005 and exercise of the over-allotment option, and has dedicated its attention since the offering to seeking and evaluating business combination opportunities.

        Paramount Acquisition Corp. is an affiliate of Paramount BioSciences, LLC, which focuses primarily on the development of promising in-licensed drug candidates. Founded in 1991 by Lindsay A. Rosenwald, M.D., Paramount BioSciences is a unique drug development and health care financial company that, with the assistance of its affiliated life sciences merchant bank, has created approximately 50 start-up companies over the past fifteen years, about half of those over the past four years alone. Since its inception, Paramount BioSciences and its affiliated companies have been involved in the clinical development of more than seventy drug candidates—several of which have reached the market—and have over forty compounds in clinical development today. Paramount BioSciences has extensive experience in all facets of the development of emerging life sciences companies and provides its portfolio companies a wide range of professional and financial support services.

Cautionary Statements

        This press release contains forward-looking statements about Paramount, Chem Rx and their combined business after completion of the proposed business combination. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of Paramount's or Chem Rx's management and are subject to risks and uncertainties that could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: compliance with government regulations; changes in legislation or regulatory environments; requirements or changes adversely affecting the health care industry, including changes in Medicare reimbursement policies; fluctuations in customer demand; management of rapid growth; intensity of competition; timing, approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Paramount's filings with the SEC, including its Annual Report on Form 10-KSB for the year ended December 31, 2006. The information set forth herein should be read in light of such risks. Paramount does not assume any obligation to update the information contained in this press release.

        Additional information concerning the transaction is included in the preliminary proxy statement originally filed by Paramount with the SEC on June 18, 2007, and amended on August 13, 2007, and the Current Report on Form 8-K originally filed on June 4, 2007, and amended on July 2, 2007, by Paramount with the SEC. STOCKHOLDERS OF PARAMOUNT AND OTHER INTERESTED PERSONS ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, PARAMOUNT'S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. Such persons may also read Paramount's final prospectus, dated October 21, 2005, as well as its periodic reports for more information about Paramount, its officers and directors and their interests in a successful completion of a business combination. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the transaction. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available, as well as Paramount's final prospectus and periodic reports, at the SEC's Internet site http://www.sec.gov or by directing a request to Paramount Acquisition Corp., 787 7th Avenue, 48th Floor, New York, NY 10019. As a result of the review by the SEC of the preliminary proxy statement, Paramount may be required to make changes to its description of Chem Rx's business or other information contained in the proxy statement.

        Paramount, Chem Rx and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Paramount's stockholders with respect to the transaction. More detailed information regarding the direct and indirect interests of Paramount, Chem Rx and their respective officers and directors in the proposed transaction are included in the proxy statement.

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